Roper Technologies announces second quarter financial results and acquisition of Subsplash; Increasing full year guidance

Sarasota, Florida, July 21, 2025 ... Roper Technologies, Inc. (Nasdaq: ROP) reported financial results for the second quarter ended June 30, 2025.

Second quarter 2025 highlights

•Revenue increased 13% to $1.94 billion; organic revenue was +7% and acquisition contribution was +6%
•GAAP net earnings increased 12% to $378 million; adjusted net earnings increased 9% to $528 million
•Adjusted EBITDA increased 12% to $775 million
•GAAP operating cash flow increased 5% to $404 million; adjusted operating cash flow increased 13% to $434 million
•GAAP DEPS increased 12% to $3.49; adjusted DEPS increased 9% to $4.87

"We delivered another strong quarter, highlighted by 13% total revenue growth, 7% organic revenue growth, and 10% free cash flow growth," said Neil Hunn, Roper Technologies' President and CEO. "Our businesses continued to execute at a high level, while further innovating and investing to drive durable, long-term growth. We are particularly excited about how AI capabilities are enhancing our solutions and creating new opportunities, broadly, across our portfolio. Our second quarter growth was balanced across all three segments, as expected, and positions us well for a strong second half."

"We are once again increasing our full year outlook, supported by our strong second quarter results, the continued expansion of our recurring revenue base, and resilient demand for our businesses' mission critical solutions. With significant M&A capacity and our proven acquisition model, we remain well positioned to execute our disciplined capital deployment strategy against a large pipeline of attractive opportunities. The combination of our durable business portfolio and proven M&A capability continues to fuel compelling long-term cash flow compounding for our shareholders."

Subsplash acquisition

Last week, Roper signed a definitive agreement to acquire Subsplash, a leading provider of AI-enabled, cloud-based software and fintech solutions that serve over 20,000 faith-based organizations and churches, for a purchase price of $800 million.

"Subsplash is a terrific business that meets each of our long-standing acquisition criteria while enhancing shareholder value creation with its high-teens organic growth profile and the ability to expand margins under Roper’s long-term ownership. We are excited to welcome the Subsplash team to the Roper family and look forward to partnering with them to execute their long-term growth strategy. We see significant potential for Subsplash to further advance their AI capabilities and deliver powerful solutions that will drive increased engagement for their customers," concluded Mr. Hunn.

Increasing 2025 guidance

Roper now expects full year 2025 adjusted DEPS of $19.90 - $20.05, compared to previous guidance of $19.80 - $20.05. The Company increased its full year total revenue growth outlook to ~13%, compared to a previous outlook of ~12%, and continues to expect organic revenue growth of +6 – 7%.

For the third quarter of 2025, the Company expects adjusted DEPS of $5.08 - $5.12.

Roper's guidance includes the impact of the Subsplash acquisition, which is expected to close later this month. The Company’s guidance excludes the impact of unannounced future acquisitions or divestitures.

Conference call to be held at 8:00 AM (ET) today

A conference call to discuss these results has been scheduled for 8:00 AM ET on Monday, July 21, 2025. The call can be accessed via webcast or by dialing +1 800-836-8184 (US/Canada) or +1 646-357-8785, using conference call ID 87418. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by dialing +1 646-517-4150 with access code 87418#.

Use of non-GAAP financial information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Minority interest

Following the sale of a majority stake in its industrial businesses to CD&R, Roper holds a minority interest in Indicor. The fair value of Roper’s equity investment in Indicor is updated on a quarterly basis and reported as "equity investments (gain) loss, net." Roper makes non-GAAP adjustments for the impacts associated with this investment.

Table 1: Revenue and adjusted EBITDA reconciliation ($M)
	Q2 2024	Q2 2025		V %
GAAP revenue	$1,717	$1,944		13%

Components of revenue growth
Organic				7%
Acquisitions				6%
Foreign exchange				—%
Revenue growth				13%

Adjusted EBITDA reconciliation
GAAP net earnings	$337	$378
Taxes	88	107
Interest expense	68	79
Depreciation	9	10
Amortization	192	213
EBITDA	$694	$788		14%

Transaction-related expenses for completed acquisitions	—	4
Financial impacts associated with the minority investments in Indicor & Certinia	1	(17)	A
Adjusted EBITDA	$695	$775		12%
Adjusted EBITDA margin	40.5%	39.9%		(60 bps)

Table 2: Adjusted net earnings reconciliation ($M)
	Q2 2024	Q2 2025		V %
GAAP net earnings	$337	$378		12%
Transaction-related expenses for completed acquisitions	—	3
Financial impacts associated with the minority investments in Indicor & Certinia	—	(13)	A
Amortization of acquisition-related intangible assets	146	160	B
Adjusted net earnings C	$483	$528		9%

Table 3: Adjusted DEPS reconciliation
	Q2 2024	Q2 2025		V %
GAAP DEPS	$3.12	$3.49		12%
Transaction-related expenses for completed acquisitions	—	0.03
Financial impacts associated with the minority investments in Indicor & Certinia	—	(0.12)	A
Amortization of acquisition-related intangible assets	1.35	1.48	B
Adjusted DEPS C	$4.48	$4.87		9%

Table 4: Adjusted cash flow reconciliation ($M)
	Q2 2024	Q2 2025		V %
Operating cash flow	$384	$404		5%
Taxes paid in period related to divestiture	—	30	D
Adjusted operating cash flow	$384	$434		13%
Capital expenditures	(7)	(16)
Capitalized software expenditures	(11)	(14)
Adjusted free cash flow	$367	$403		10%

Table 5: Forecasted adjusted DEPS reconciliation
	Q3 2025		FY 2025
	Low end	High end	Low end	High end
GAAP DEPS E	$3.61	$3.65	$13.89	$14.04
YTD transaction-related expenses for completed acquisitions	—	—	0.03	0.03
YTD financial impacts associated with the minority investment in Indicor A	—	—	0.17	0.17
Amortization of acquisition-related intangible assets B	1.47	1.47	5.81	5.81
Adjusted DEPS C	$5.08	$5.12	$19.90	$20.05

Footnotes:

A.	Adjustments related to the financial impacts associated with the minority investment in Indicor as shown below ($M, except per share data). Forecasted results do not include any potential impacts associated with our minority investment in Indicor, as these potential impacts cannot be reasonably predicted. These impacts will be excluded from all non-GAAP results in future periods.

		Q2 2025A	Q3 2025E	FY 2025E	YTD 2025A
	Pretax	$(17)	TBD	TBD	$28
	After-tax	$(13)	TBD	TBD	$18
	Per share	$(0.12)	TBD	TBD	$0.17

B.	Actual results and forecast of estimated amortization of acquisition-related intangible assets as shown below ($M, except per share data). Forecasted results do not include amortization of intangible assets associated with the announced acquisition of Subsplash, as the valuation of acquisition-related intangible assets is incomplete. This item will be excluded from all non-GAAP results in future periods.

		Q2 2025A	Q3 2025E	FY 2025E
	Pretax	$203	$202	$798
	After-tax	$160	$160	$630
	Per share	$1.48	$1.47	$5.81

C.	All actual and forecasted non-GAAP adjustments are taxed at 21% with the exception of the financial impacts associated with minority investments.

D.	Cash taxes paid in the quarter associated with Roper's gain on the sale of its minority interest in Certinia.

E.	Forecasted GAAP DEPS do not include any potential impacts associated with our minority investment in Indicor, nor amortization of intangible assets associated with the announced acquisition of Subsplash, as the valuation of acquisition-related intangible assets is incomplete. These impacts will be excluded from all non-GAAP results in future periods.

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the Nasdaq 100, S&P 500, and Fortune 1000. Roper has a proven, long-term track record of compounding cash flow and shareholder value. The Company operates market leading businesses that design and develop vertical software and technology enabled products for a variety of defensible niche markets. Roper utilizes a disciplined, analytical, and process-driven approach to redeploy its excess capital toward high-quality acquisitions. Additional information about Roper is available on the Company’s website at www.ropertech.com.

Contact information:
Investor Relations
941-556-2601
investor-relations@ropertech.com

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, acquired businesses, including obtaining any required regulatory approvals with respect thereto. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, including risks related to labor shortages and rising interest rates, changes in foreign exchange rates, risks related to changing U.S. and foreign trade policies, including increased trade restrictions or tariffs, risks associated with our international operations, cybersecurity and data privacy risks, including litigation resulting therefrom, risks related to political instability, armed hostilities, incidents of terrorism, public health crises (such as the COVID-19 pandemic) or natural disasters, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, including as a result of inflation and potential supply chain constraints, environmental compliance costs and liabilities, risks and cost associated with litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	June 30, 2025	December 31, 2024
ASSETS:

Cash and cash equivalents	$242.4	$188.2
Accounts receivable, net	868.8	885.1
Inventories, net	132.2	120.8
Income taxes receivable	50.0	25.6
Unbilled receivables	140.0	127.3
Prepaid expenses and other current assets	220.9	195.7
Total current assets	1,654.3	1,542.7

Property, plant and equipment, net	156.5	149.7
Goodwill	20,507.6	19,312.9
Other intangible assets, net	9,627.4	9,059.6
Deferred taxes	54.6	54.1
Equity investment	739.7	772.3
Other assets	480.3	443.4
Total assets	$33,220.4	$31,334.7

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Accounts payable	$159.4	$148.1
Accrued compensation	213.8	289.0
Deferred revenue	1,618.1	1,737.4
Other accrued liabilities	520.3	546.2
Income taxes payable	53.1	68.4
Current portion of long-term debt, net	999.8	1,043.1
Total current liabilities	3,564.5	3,832.2

Long-term debt, net of current portion	7,859.2	6,579.9
Deferred taxes	1,706.0	1,630.6
Other liabilities	456.8	424.4
Total liabilities	13,586.5	12,467.1

Common stock	1.1	1.1
Additional paid-in capital	3,187.1	3,014.6
Retained earnings	16,565.9	16,034.9
Accumulated other comprehensive loss	(104.1)	(166.5)
Treasury stock	(16.1)	(16.5)
Total stockholders’ equity	19,633.9	18,867.6
Total liabilities and stockholders’ equity	$33,220.4	$31,334.7

Roper Technologies, Inc.
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net revenues	$1,943.6	$1,716.8	$3,826.4	$3,397.5
Cost of sales	598.2	523.5	1,187.3	1,023.2
Gross profit	1,345.4	1,193.3	2,639.1	2,374.3

Selling, general and administrative expenses	797.1	699.1	1,565.0	1,398.8
Income from operations	548.3	494.2	1,074.1	975.5

Interest expense, net	79.1	67.5	142.0	120.7
Equity investments (gain) loss, net	(16.6)	0.8	27.8	(56.2)
Other expense, net	0.5	0.6	1.0	1.8

Earnings before income taxes	485.3	425.3	903.3	909.2

Income taxes	107.0	88.2	193.9	190.1

Net earnings	$378.3	$337.1	$709.4	$719.1

Net earnings per share:
Basic	$3.52	$3.15	$6.60	$6.72
Diluted	$3.49	$3.12	$6.55	$6.66

Weighted average common shares outstanding:
Basic	107.6	107.1	107.5	107.0
Diluted	108.4	107.9	108.3	107.9

Roper Technologies, Inc.
Selected Segment Financial Data (unaudited)
(Amounts in millions; percentages of net revenues)

	Three months ended June 30,				Six months ended June 30,
	2025		2024		2025		2024
	Amount	%	Amount	%	Amount	%	Amount	%
Net revenues:
Application Software	$1,094.9		$931.8		$2,163.1		$1,827.0
Network Software	385.4		364.2		761.3		735.0
Technology Enabled Products	463.3		420.8		902.0		835.5
Total	$1,943.6		$1,716.8		$3,826.4		$3,397.5

Gross profit:
Application Software	$753.3	68.8%	$641.1	68.8%	$1,474.1	68.1%	$1,266.8	69.3%
Network Software	320.8	83.2%	307.8	84.5%	636.4	83.6%	624.1	84.9%
Technology Enabled Products	271.3	58.6%	244.4	58.1%	528.6	58.6%	483.4	57.9%
Total	$1,345.4	69.2%	$1,193.3	69.5%	$2,639.1	69.0%	$2,374.3	69.9%

Operating profit*:
Application Software	$294.6	26.9%	$251.1	26.9%	$571.4	26.4%	$490.7	26.9%
Network Software	169.3	43.9%	159.1	43.7%	336.0	44.1%	326.1	44.4%
Technology Enabled Products	164.1	35.4%	146.7	34.9%	317.7	35.2%	282.9	33.9%
Total	$628.0	32.3%	$556.9	32.4%	$1,225.1	32.0%	$1,099.7	32.4%

* Segment operating profit is before unallocated corporate general and administrative expenses and enterprise-wide stock-based compensation. These expenses were $79.7 and $62.7 for the three months ended June 30, 2025 and 2024, respectively, and $151.0 and $124.2 for the six months ended June 30, 2025 and 2024, respectively.

Roper Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)
	Six months ended June 30,
	2025	2024
Cash flows from operating activities:
Net earnings	$709.4	$719.1
Adjustments to reconcile net earnings to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	19.6	18.5
Amortization of intangible assets	417.2	377.2
Amortization of deferred financing costs	5.5	4.5
Non-cash stock compensation	82.7	73.3
Equity investments (gain) loss, net	27.8	(56.2)
Income tax provision	193.9	190.1
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	37.4	96.7
Unbilled receivables	(9.7)	(17.7)
Inventories	(9.6)	(11.0)
Prepaid expenses and other current assets	(22.9)	(30.7)
Accounts payable	7.0	4.5
Other accrued liabilities	(115.4)	(47.3)
Deferred revenue	(132.7)	(122.6)
Cash taxes paid for gain on disposal of equity investment	(30.2)	—
Cash income taxes paid, excluding tax associated with gain on disposal of equity investment	(233.7)	(284.3)
Other, net	(13.5)	1.5
Cash provided by operating activities	932.8	915.6

Cash flows from (used in) investing activities:
Acquisitions of businesses, net of cash acquired	(2,005.2)	(1,858.3)
Capital expenditures	(26.0)	(15.9)
Capitalized software expenditures	(26.8)	(20.5)
Distributions from equity investment	5.1	8.4
Other	1.6	(1.1)
Cash used in investing activities	(2,051.3)	(1,887.4)

Cash flows from (used in) financing activities:
Borrowings under revolving line of credit, net	1,275.0	1,090.0
Cash dividends to stockholders	(177.2)	(160.6)
Proceeds from stock-based compensation, net	73.8	75.9
Treasury stock sales	12.5	10.3
Other, net	(43.9)	(0.2)
Cash provided by financing activities	1,140.2	1,015.4

Effect of exchange rate changes on cash	32.5	(6.4)

Net increase in cash and cash equivalents	54.2	37.2

Cash and cash equivalents, beginning of period	188.2	214.3

Cash and cash equivalents, end of period	$242.4	$251.5